Exhibit 10.1

SMARTSTOP SELF STORAGE REIT, INC.
2022 LONG-TERM INCENTIVE PLAN

SECTION 1.
GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the eligible employees, directors, consultants and other key persons of SmartStop Self Storage REIT, Inc. (the “Company”) and its Subsidiaries, including but not limited to the Operating Partnership and SmartStop Storage Advisors, LLC (“SSA”), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Administrator” means either the Board, the Committee, or a similar committee performing the functions of the Committee that is designated by the Board as the administrator of the Plan.

“Award” or “Awards” means an award under the Plan and, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, LTIP Unit Awards, Dividend Equivalent Rights, Cash-Based Awards and other equity-based awards as contemplated herein.

“Award Agreement” means, with respect to each Award, the written agreement or other written document approved by the Committee setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted pursuant to Section 12 entitling the grantee to receive a cash denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto, and all rules, regulations and interpretations promulgated thereunder.

“Committee” means the Compensation Committee of the Board.

“Common Units” shall have the meaning set forth in the Partnership Agreement.

“Consultant” means any natural person who provides bona fide services to the Company or a Subsidiary that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s or a Subsidiary’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of a share of Stock or Unit on any given date means:

(a)
with respect to a share of Stock, the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange, on which the Stock is traded or admitted to trading; or
(b)
with respect to a share of Stock if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no market for the Stock, or with respect to a Unit, as determined in good faith by the Committee by the reasonable application of a reasonable valuation method, with reference to all information material to the value of the Company or Operating Partnership, as applicable, including by way of example, estimated net asset value per share, net worth, prospective earning power, distribution-paying capacity and other relevant factors, including goodwill, the economic outlook in the industry, position in the industry and management, and the values of stock or equity of other enterprises in the same or similar lines of business;

provided, that for purposes of granted Non-Qualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

“Family Member” of a grantee means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“LTIP Units” shall have the meaning set forth in the Partnership Agreement.

“LTIP Unit Award” means an Award of LTIP Units granted pursuant to Section 11, subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Non-Employee Director” means a member of the Board or the board of directors or managers of a Subsidiary, in each case who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Partnership” means SmartStop OP, L.P., a Delaware limited partnership, and any successor thereto.

“Partnership Agreement” means the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of June 28, 2019, among the Company, as general partner, and the limited partners who are parties thereto, as amended, restated or supplemented from time to time.

“Performance Goals” means performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of months, quarters or years, on an absolute basis or relative to a pre-established target, to previous months’, quarters’ or years’ results or to a designated comparison group, any of which may be measured on an aggregate or per share or per unit basis, in each case as specified by the Committee in the Award Agreement.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture; any federal, state or municipal government or any bureau, department or agency thereof; any other legal entity or “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d) of the Exchange Act; and any fiduciary acting in such capacity on behalf of the foregoing.

“Restricted Stock” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means the units underlying a Restricted Stock Unit Award, each of which represents the right to receive one share of Stock, or a cash payment equal to the Fair Market Value of one share of Stock, at the time and upon the conditions applicable to the Restricted Stock Unit Award.

“Restricted Stock Unit Award’ means an Award of Restricted Stock Units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Section 409A” means Section 409A of the Code.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Subsidiary; provided, however, a change in an individual’s status from or to full-time or part-time, or between the roles of director, Consultant or employee shall be deemed to continue the Service Relationship.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, including but not limited to the Class A Common Stock, par value $0.001 per share, and the Class T Common Stock, par value $0.001 per share, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the grantee to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the base value of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to such limitations and conditions as the Administrator may determine at the time of grant.

“Stock Option” means any option to purchase shares of Stock at an exercise price specified in the applicable Award Agreement, granted pursuant to Section 5.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly, which includes but is not limited to the Operating Partnership and SSA.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unit” means units of partnership interest in the Operating Partnership, including, without limitation, Common Units, LTIP Units, or one or more other classes of units that are convertible into Common Units or LTIP Units on a specified date or at the election of the grantee based on appreciation in the value of the Stock, appreciation in the value of the assets of the Operating Partnership, total return generated by a specified number of shares of Stock or Common Units, or such other basis as may be determined by the Administrator. Units may include units of partnership interest in the Operating Partnership that are intended to constitute profits interests for U.S. federal income tax purposes.

“Unrestricted Stock Award” means an Award of shares of Stock that are free of any restrictions.

SECTION 2.
ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)
Administration of Plan. The Plan shall be administered by the Administrator. The initial Administrator shall be the Committee.
(b)
Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan and otherwise administer the Plan and the Awards granted hereunder, including, without limitation, the power and authority:
(i)
to select the individuals to whom Awards may from time to time be granted;
(ii)
to determine the time or times of grant, and the type of Award, or any combination of types of Awards, granted to any one or more grantees;
(iii)
to determine the number of shares of Stock or LTIP Units to be covered by any Award;
(iv)
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements; provided, however, that except as otherwise provided in Section 3(b), the Administrator is not permitted to reduce the exercise price of Stock Options through cancellation and re-grants or cancellation in exchange for cash;
(v)
to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)
subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;
(vii)
to determine at any time whether, to what extent, and under what circumstances, Stock, LTIP Units and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the grantee, and whether and to what extent the Company shall pay or credit amounts constituting deemed interest, dividends, Dividend Equivalents, distributions or other earnings; and
(viii)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be binding and conclusive on all persons, including the Company, the Operating Partnership, SSA, the Company’s other Subsidiaries, and grantees of Awards and their beneficiaries.

(c)
Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock or LTIP Units underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria of such Awards. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)
Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award, and the provisions applicable in the event the Service Relationship terminates.
(e)
Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries may from time to time operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval of any foreign governmental entity or comply with any foreign governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.
STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)
Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 10,000,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the following shares of Stock shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code, the shares of Stock that may be issued as Incentive Stock Options: (i) the shares of Stock underlying any Awards under the Plan and any awards under the Company’s Employee and Director Long-Term Incentive Plan effective December 20, 2013 (the “Prior Plan”) that are forfeited, canceled or otherwise terminated (other than by exercise) and (ii) with respect to a full-value award under the Plan or the Prior Plan (i.e., an award other than a stock option, a stock appreciation right, or a Unit with an economic structure similar to that of a stock option or stock appreciation right), (A) any shares tendered, held back or otherwise reacquired from the grantee to cover tax withholding owed upon vesting, settlement or the occurrence of any other event with respect to such an award that results in amounts being includable in the gross income of the grantee for income tax purposes and (B) any shares previously reserved for issuance pursuant to such an award to the extent that such shares are not issued and are no longer issuable pursuant to such an award (e.g., in the event that a full-value award that may be settled in cash or by issuance of shares of Stock is settled in cash). Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (x) shares tendered or held back upon exercise of a Stock Option to cover the exercise price or tax withholding, and (y) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 10,000,000 shares of Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. In the case of Awards denominated in Units, one Unit shall be treated for purposes of this paragraph as representing one share of Stock.
(b)
Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation, or sale of all or substantially all of the assets, of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make appropriate equitable adjustments to the Plan and any outstanding Awards, which may include, without limitation, appropriate or proportionate adjustments in (i) the maximum number and kind of shares reserved for issuance under the Plan, including the maximum number and kind of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share of Restricted Stock subject to each outstanding Restricted Stock Award, (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable, and (v) other applicable terms of the Plan and any outstanding Awards.

The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)
Mergers. In contemplation of and subject to the consummation of a consolidation, merger, or sale of all or substantially all of the assets, of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation or other successor entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring corporation or successor entity (or an affiliate thereof), and/or (ii) upon written notice to the grantees, provide that all Awards will terminate upon the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate upon the consummation of the Transaction, all Awards shall become vested and fully exercisable (where applicable) as of immediately prior to the effective time of such Transaction (unless otherwise specified in the applicable Award Agreement or other agreement between the holder of such Award and the Company) and vested Awards, other than Stock Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Stock pursuant to the Transaction (the “Merger Price”) and all Stock Options shall be fully settled, in cash or in kind, in an amount equal to (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price), less (B) the aggregate exercise price of all such outstanding Stock Options; provided, however, that each grantee may be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Stock Options, including those that are not then exercisable, subject to the consummation of the Transaction; and provided further, however, that any Stock Option or Stock Appreciation Right that, at the time of such termination, has an exercise or base price that exceeds the Merger Price (as determined by the Administrator) shall be cancelled with no consideration due therefor.
(d)
Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards issued by another corporation or other entity that is acquired by the Company or a Subsidiary; provided that the grantee of such substituted Award is eligible to be granted an Award under the Plan. The Administrator may direct that the substitute Awards be granted on such terms and conditions as the Administrator considers appropriate under the circumstances. Substitute Awards will not reduce the number of shares of Stock authorized for grant under the Plan.
SECTION 4.
ELIGIBILITY

Grantees under the Plan shall be such full- or part-time employees, Non-Employee Directors and Consultants of the Company or any Subsidiary as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.
STOCK OPTIONS
(a)
Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)
Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.
(c)
Stock Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)
Exercisability Rights. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the applicable Award Agreement; provided that:
(i)
in the event of a termination of the Service Relationship, transfer or leave of absence, the provisions of Section 17 shall govern; and
(ii)
if the grantee holding an Incentive Stock Option at any time no longer satisfies the eligibility requirements of Section 5(a), such Option shall be treated as a Non-Qualified Stock Option commencing three (3) months after the latest date that the grantee satisfied such eligibility requirements.
(e)
Rights as a Stockholder. The grantee of a Stock Option shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(f)
Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of Stock Options to be exercised. Payment of the exercise price and any related taxes may be made by one or more of the following methods to the extent provided in the applicable Award Agreement:
(i)
In cash, by certified or bank check, or by another instrument acceptable to the Administrator;
(ii)
Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any plan of the Company or its Subsidiaries. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)
By the grantee delivering to the Company a properly-executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the exercise price and any related taxes and the grantee and the broker complying with such procedures and entering into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)
With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate amount due for the exercise price and related taxes and the remaining amount due to be paid by the grantee in cash or other method of payment permitted hereunder, to the extent provided in the Award Agreement.

Payment instruments will be received subject to collection. The transfer to the grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Plan and Award Agreement) by the Company of the full exercise price for such shares and any related taxes and the fulfillment of any other requirements contained in the Plan, the applicable Award Agreement or the applicable provisions of laws. In the event a grantee chooses to pay the exercise price and/or related taxes by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the grantee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(g)
Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations (as defined in Sections 424(e) and (f) of the Code) become exercisable for the first time by a grantee during any calendar year shall not exceed $100,000. To the extent that Incentive Stock Options granted to a grantee exceed this limit, any Incentive Stock Options in excess of this limit (determined in the order in which they were granted) shall be treated as Non-Qualified Stock Options.
SECTION 6.
STOCK APPRECIATION RIGHTS
(a)
Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the grantee to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the base value of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)
Base Value of Stock Appreciation Rights. The base value of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a base value per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Appreciation Right is otherwise compliant with, or is not subject to, Section 409A.
(c)
Stock Appreciation Rights Term. The term of a Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.
(d)
Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator and set forth in the applicable Award Agreement; provided that, in the event of a termination of employment, termination of the Service Relationship, transfer or leave of absence, the provisions of Section 17 shall govern. Such terms and conditions may differ among individual Awards and grantees. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
SECTION 7.
RESTRICTED STOCK AWARDS
(a)
Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Stock that is subject to restrictions and conditions as determined by the Administrator and set forth in the applicable Award Agreement. Such restrictions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established Performance Goals and objectives.
(b)
Rights as a Stockholder. Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the Restricted Stock granted thereunder, including voting of the Restricted Stock and receipt of dividends; provided that during any period of time when the restrictions on such Restricted Stock Award have not yet lapsed, the Administrator may provide in the applicable Award Agreement that any cash dividends paid by the Company with respect to Restricted Stock on which restrictions have not yet lapsed shall be retained by the Company and paid to the grantee only upon the lapse of such restrictions, or that such dividends (or Dividend Equivalent Rights pursuant to Section 10) shall be paid to the grantee, subject to an obligation to repay the Company if the restrictions on the corresponding Restricted Stock do not lapse. Unless the Administrator shall otherwise determine, (i) uncertificated shares of Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated shares of Restricted Stock shall remain in the possession of the

Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)
Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock on which restrictions have not yet lapsed at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company, at the lesser of its original purchase price (if any) or its Fair Market Value as of such time of termination, from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Stock that is represented by physical certificates, a grantee shall surrender such certificates to the Company promptly upon request.
(d)
Lapse of Restrictions. The Administrator in the applicable Award Agreement shall specify the date or dates and/or the attainment of pre-established Performance Goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”
SECTION 8.
RESTRICTED STOCK UNIT AWARDS
(a)
Nature of Restricted Stock Unit Awards. The Administrator may grant Restricted Stock Unit Awards under the Plan. A Restricted Stock Unit Award is an Award of Restricted Stock Units that, subject to the terms and conditions of the applicable Award Agreement, may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of applicable vesting conditions. Vesting conditions may be based on, among other things, continuing employment (or other Service Relationship) and/or achievement of pre-established Performance Goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator and set forth in the applicable Award Agreement, and such terms and conditions may differ among individual Awards and grantees. To the extent permitted by the Administrator and compliant with Section 409A, the settlement of Restricted Stock Units may be deferred to one or more dates specified in the applicable Award Agreement or elected by the grantee.

(b)
Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine and include in the applicable Award Agreement.
(c)
Termination. Except as may otherwise be provided by the Administrator in the Award Agreement, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of his or her Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 9.
UNRESTRICTED STOCK AWARDS

The Administrator may grant (or sell at par value or such higher purchase price as determined by the Administrator) an Unrestricted Stock Award to a grantee under the Plan. An Unrestricted Stock Award is an Award of Stock that is free of any restrictions. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.
DIVIDEND EQUIVALENT RIGHTS
(a)
Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an Award, including a Restricted Stock Unit Award, or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the applicable Award Agreement and shall be interpreted at all times to qualify for exemption from Section 409A as a short-term deferral or, if such exemption is not available, to satisfy Section 409A. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently, may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents, or may otherwise accrue. Unless otherwise provided in the Award Agreement or by the Administrator, any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.
(b)
Termination. Except as may otherwise be provided by the Administrator in the Award Agreement, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 11.
LTIP UNITS; OTHER EQUITY-BASED AWARDS
(a)
LTIP Units. The Administrator may grant LTIP Units to a grantee in such amounts and subject to such terms and conditions as may be determined by the Administrator; provided, however, that LTIP Units may only be issued to a grantee for the performance of services to or for the benefit of the Operating Partnership (i) in the grantee’s capacity as a partner of the Operating Partnership, (ii) in anticipation of the grantee becoming a partner of the Operating Partnership, or (iii) as otherwise determined by the Administrator; provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-2 as clarified by Revenue Procedure 2001-43. LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability (including by redemption or conversion), as the Administrator may determine and include in the applicable Award Agreement.
(b)
Other Equity-Based Awards. The Administrator shall have the right (i) to grant other Awards based upon the Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary, the Operating Partnership, or other partnership, including, without limitation, Units, with any Stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 3 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries.
SECTION 12.
CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the Performance Cycle and Performance Goals applicable to such Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Awards shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator, which may include a “target” (100 percent attainment of the Performance Goals) and/or a “minimum” hurdle and/or a “maximum” amount. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 13.
TRANSFERABILITY OF AWARDS
(a)
Transferability. Unless otherwise provided in the Award Agreement or by the Administrator, during a grantee’s lifetime, his or her Stock Options and Stock Appreciation Rights shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Except as provided in Section 13(b) below and unless otherwise provided in the Award Agreement or by the Administrator, no Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, for the avoidance of doubt, the foregoing shall not apply to shares of Stock issued pursuant to an Award following the date on which all restrictions on such shares have lapsed. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)
Administrator Action. Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee may transfer his or her Awards (other than Incentive Stock Options) to his or her Family Members for no value or consideration; provided that the transferee agrees in writing to be bound by all of the terms and conditions of this Plan and the applicable Award.
(c)
Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 14.
TAX WITHHOLDING
(a)
Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for federal, foreign, state or local income tax purposes, pay to the Company or a Subsidiary, or make arrangements satisfactory to the Administrator regarding payment of, any federal, foreign, state, or local taxes of any kind required by law to be withheld by the Company or a Subsidiary, with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on such tax withholding obligations being satisfied by the grantee.

(b)
Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the required tax withholding obligation of the Company or a Subsidiary satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award (or, in the case of a Restricted Stock Award, to reacquire shares of Stock previously issued pursuant such Restricted Stock Award) a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that is equal to or less than the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Administrator. The Administrator may also require Awards to be subject to mandatory share withholding up to but not to exceed the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantee. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy all or a portion of the withholding amount due.
SECTION 15.
CASH COMPENSATION IN LIEU OF AWARD

The Administrator may, in its sole discretion, permit a grantee to elect to receive cash compensation otherwise due to such grantee in the form of an Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with such rules and procedures established by the Administrator, which shall include rules and procedures intended to ensure compliance with Section 409A. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

SECTION 16.
SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or delayed except to the extent permitted by Section 409A. If any 409A Award is paid in installments, each installment payment shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no promises or guarantees as to the tax qualification of any Award or its compliance with Section 409A.

SECTION 17.
TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)
Termination of Service Relationship. Notwithstanding any provision to the contrary herein, unless an individual Award Agreement specifically provides otherwise, if the Service Relationship of a grantee with an outstanding Award terminates for any reason, (i) the unvested portion of such grantee’s outstanding Award shall be immediately forfeited, and (ii) the vested portion of any Stock Option or Stock Appreciation Right held by such grantee must be exercised, if at all, within 3 months following such termination (or, if earlier, the expiration of its term); provided, however, unless an individual Award Agreement specifically provides otherwise, if the Administrator in its sole discretion determines that “cause” exists (which determination shall be final and conclusive), all Stock Options shall lapse and no longer be exercisable as of the earliest date that the Administrator determines that such cause existed.
(b)
Termination of Service Relationship with Subsidiary. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, unless otherwise determined by the Administrator, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(c)
Transfer; Leave of Absence. For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)
a transfer of employment between the Company, SSA or one or more other Subsidiaries; or
(ii)
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, SSA or another Subsidiary (as applicable) if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 18.
AMENDMENT AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without applicable grantee’s consent except to the extent required to comply with changes in law. Except as provided in Section 2(b), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. The Board, in its discretion, may determine to make any Plan amendments subject to the approval of the Company’s stockholders for purposes of complying with the rules of any securities exchange or market system on which the Stock is listed or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 2(b).

SECTION 19.
STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company, unless the Administrator shall otherwise expressly determine in connection with any Award. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or Units or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.
GENERAL PROVISIONS
(a)
Awards to Grantees Outside the United States. The Administrator may modify the terms of any Award under the Plan made to or held by a grantee who is then resident or primarily employed outside the U.S. in any manner deemed by the Administrator to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the grantee is then resident or primarily employed, or so that the value and other benefits of the Award to the grantee, as affected by foreign tax laws and other restrictions applicable as a result of the grantee’s residence or employment abroad, shall be comparable to the value of such an Award to a grantee who is resident or primarily employed in the U.S. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the grantee resides. If determined advisable by the Administrator, an Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or result in actual liability under Section 16(b) of the Exchange Act for the grantee whose Award is modified.
(b)
No Distribution. The Administrator may require each person acquiring Stock or Units pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(c)
Delivery of Stock or Units. Notwithstanding anything herein to the contrary, the Company shall not be required to issue shares of Stock or Units or deliver any certificates evidencing shares of Stock or Units pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and/or delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock or Units are listed, quoted or traded.

All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or local jurisdiction, securities or other laws, rules and quotation system on which the Stock or Unit is listed, quoted or traded. The Administrator may place legends on any Stock or Unit certificate or in the records of the Company or the Operating Partnership (as applicable) or the transfer agent to reference restrictions applicable to the Stock or Unit. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(d)
Time of Exercise; Vesting. Awards may, in the sole discretion of the Administrator, be exercisable or may vest, and restrictions may lapse, including without limitation, upon the achievement of any Performance Goals, if any, that may be established by the Administrator as a condition to vesting, lapse of restrictions, or settlement of the Award, as the case may be, at such times and in such amounts as may be specified by the Administrator in the Award Agreement. If the Administrator intends for an Award to qualify as performance-based compensation within the meaning of Treasury Regulation Section 1.409A-1(e), Performance Goals shall be established within ninety (90) days after the first day of a Performance Period and at a time when the outcome is still substantially uncertain. If any Performance Goals are established as a condition to vesting, lapse of restrictions, or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock or Unit, the Administrator shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, or restrictions thereon lapse, as applicable.
(e)
Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee or other person any right to continued employment or service with the Company, SSA or any other Subsidiary.
(f)
Trading Policy Restrictions. All actions taken with respect to Awards under the Plan shall be subject to the Company’s and the Operating Partnership’s (as applicable) insider trading policies and procedures, as in effect from time to time.
(g)
Clawback Policy. Awards under the Plan shall be subject to the applicable provisions of any clawback policy implemented by the Company or the Operating Partnership (as applicable), whether implemented prior to or after the date of such Awards, to the extent set forth in such clawback policy and/or in the applicable Award Agreement.

(h)
No Further Awards Under the Prior Plan. On and after the Effective Date, no further awards will be issued under the Prior Plan, but outstanding awards granted under the Prior Plan prior to the Effective Date shall continue to be governed by the terms and conditions of the Prior Plan.
SECTION 21.
EFFECTIVE DATE OF PLAN; TERM OF PLAN
(a)
Effective Date of Plan. Plan was adopted by the Board on March 25, 2022 and shall become effective upon its approval by the Company’s stockholders.
(b)
Term of Plan. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 22.
GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.